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                                                                    Exhibit 99.1



                          FILED BY JAG MEDIA HOLDINGS, INC. PURSUANT TO RULE 425
                                   UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                                        AND DEEMED FILED PURSUANT TO RULE 14A-12
                          UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


The following press release was issued by JAG Media Holdings, Inc. on December 29, 2005:

CONTACT:
Stephen J. Schoepfer, President & COO
JAG Media Holdings, Inc.
(888) 828-4174
steve@jagnotes.com

                       JAG MEDIA HOLDINGS, INC. ANNOUNCES
              SIGNING OF MERGER AGREEMENT WITH CRYPTOMETRICS, INC.

BOCA RATON, FL, DECEMBER 30, 2005 - JAG Media Holdings, Inc. (OTC PINK SHEETS:
JAGH) announced today that it has entered into a merger agreement and plan of merger pursuant to which the Company's wholly-owned and newly created subsidiary, Cryptometrics Acquisition, Inc., will, subject to the terms and conditions of the merger agreement, merge into Cryptometrics, Inc., a Delaware corporation that provides facial recognition and fingerprint biometric solutions to the government, aviation security, law enforcement, military, homeland security and commercial markets. Upon consummation of the merger, Cryptometrics will continue as the surviving corporation and become a wholly owned subsidiary of JAG Media.

The consummation of the merger is subject to the fulfillment of various conditions set forth in the merger agreement, including, among others, (i) the delivery by JAG Media and Cryptometrics of disclosure schedules to one another which are satisfactory to both parties by January 18, 2006, (ii) the approval by JAG Media's stockholders of an amendment to JAG Media's articles of incorporation to increase its authorized shares of common stock from 250,000,000 to 500,000,000, (iii) the approval by JAG Media's stockholders of an amendment to JAG Media's articles of incorporation to change JAG Media's name to Cryptometrics, and (iv) the listing of JAG Media's common stock on the NASDAQ Capital Market. In addition, until JAG Media and Cryptometrics agree otherwise, the merger agreement, notwithstanding approval by the Cryptometrics stockholders, may be cancelled with or without any reason at any time by either the Company or Cryptometrics with no liability.

In connection with the merger, the holders of common stock of Cryptometrics issued and outstanding immediately prior to the effective time of the merger will be entitled to receive shares of JAG Media common stock equal to 7.4656 times the number of shares of JAG Media common stock issued and outstanding at the effective time, (i) excluding all shares of JAG Media common stock held in treasury by JAG Media, and (ii) excluding all shares of Series 2 and Series 3 Class B common stock of JAG Media outstanding, but (iii) including as outstanding the relevant number of shares of JAG Media stock into which shares of JAG Media which are still outstanding and can be converted into common stock (but have not yet been converted) by virtue of recapitalizations carried out by JAG Media.

Upon the consummation of the merger, the holders of JAG Media common stock immediately prior to the effective time of merger will own less than 12% of the issued and outstanding common stock of JAG Media and the holders of Cryptometics common stock immediately prior to the effective time of merger will own over 88% of the issued and outstanding common stock of JAG Media.

The shares of JAG Media common stock to be received by the Cryptometrics stockholders will be subject to a 12-month lock-up and will not be tradable, except that thirty-five percent (35%) of such shares will be tradable so long as the shares of the Company are listed on the NASDAQ Capital Market.

Additional information regarding the proposed transaction, along with a copy of the merger agreement, can be found in the Company's filing on Form 8-K, which was filed with the SEC on December 30, 2005 and is available on EDGAR.



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ABOUT JAG MEDIA HOLDINGS, INC.

JAG Media Holdings, Inc. is a provider of Internet-based equities research and financial information that offers its subscribers a variety of stock market research, news, commentary and analysis, including "JAG Notes", the Company's flagship early morning consolidated research product. Through the Company's wholly-owned subsidiary Pixaya (UK) Limited, the Company also provides various mobile video streaming and other mobile software solutions. The Company's websites are located at www.jagnotes.com and www.pixaya.com.

ABOUT CRYPTOMETRICS

Cryptometrics, established in 2000, is a provider of biometric surveillance and identification solutions that overcome security challenges of airport and border security, law enforcement, government agencies and private enterprises. Cryptometrics SecurIDent facial recognition products are able to track and recognize multiple faces simultaneously in real-time without active participation of subjects under surveillance. Cryptometrics FingerSURE fingerprint recognition products provide added security by requiring users to authenticate their identity via fingerprint analysis.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "anticipate," "believe," "expect," "future," "may," "will," "will merge," "should," "plan," "projected," "intend," "upon consummation of the merger," "in connection with the merger" and similar expressions to identify forward-looking statements. These statements are based on JAG Media's beliefs and the assumptions it made using information currently available to it regarding the merger. Because these statements reflect JAG Media's current views or intentions concerning the merger, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. The consummation of the merger is subject to the fulfillment of various conditions set forth in the merger agreement, including, among others, the listing of JAG Media's common stock on the NASDAQ Capital Market and the delivery by JAG Media and Cryptometrics of disclosure schedules to the merger agreement to one another which are satisfactory to both parties by January 18, 2006. There can be no assurance that such conditions will be satisfied or that the merger agreement will not be terminated in accordance with its terms. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release.

ADDITIONAL INFORMATION

Investors and security holders are urged to read the disclosure documents regarding the proposed merger when they become available because they will contain important information. Investors and security holders will be able to obtain a free copy of such disclosure documents when they become available, as well as other filings containing information about JAG Media without charge, at the SEC's internet site (http://www.sec.gov). Copies of the disclosure documents and the filings with the SEC that will be incorporated by reference in such disclosure documents can also be obtained without charge, when they become available, by directing a request to Thomas J. Mazzarisi, JAG Media Holdings, Inc., 6865 SW 18th Street, Suite B13, Boca Raton, Florida 33433, Tel: (866) 300-7410.

The directors and officers of JAG Media may be deemed participants in the solicitation of proxies from JAG Media stockholders and Cryptometrics stockholders in connection with the proposed merger. Information regarding the directors and executive officers of JAG Media is currently available in its Form 10-KSB filed with the Securities and Exchange Commission on November 8, 2005. Other information regarding the participants and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the disclosure documents and other relevant materials that will be filed by JAG Media with the Securities and Exchange Commission once they become available.